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                                  EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Post Effective Amendment No. 1 to Registration Statement No. 333-78399 of Murdock Communications Corporation (the "Company") of our report dated March 22, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern), appearing in the Prospectus, which is a part of this Registration Statement.



We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP


Cedar Rapids, Iowa
August 31, 1999